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                                                                    EXHIBIT 99.4

FORM OF LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, AND OTHER
              NOMINEES CONCERNING OFFER FOR ALL OUTSTANDING NOTES

                           PAHC HOLDINGS CORPORATION

                               OFFER TO EXCHANGE
                       15% SENIOR SECURED NOTES DUE 2010
                          OF PAHC HOLDINGS CORPORATION
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
             PURSUANT TO THE PROSPECTUS, DATED               , 2005

                              FOR ALL OUTSTANDING

                       15% SENIOR SECURED NOTES DUE 2010
                          OF PAHC HOLDINGS CORPORATION

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     PAHC Holdings Corporation (the "Issuer") is offering upon and subject to
the terms and conditions set forth in the Prospectus, dated           , 2005
(the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") 15% Senior Secured Notes due 2010 of the Issuer (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for the Issuer's outstanding unregistered 15% Senior Secured Notes due 2007 (the "Old Notes"), upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

     The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement dated February 10, 2005, between the Issuer and Jefferies & Company, Inc.

     We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

          1. the Prospectus;

          2. the Letter of Transmittal for your use in connection with the exchange of the Old Notes and for the information of your clients;

          3. a Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedures for book-entry transfer or for confirmation of booking instructions cannot be completed on a timely basis;

          4. a form of letter that may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

          5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.
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     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME ON           , 2005, UNLESS EXTENDED BY THE ISSUER (THE
"EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, BEFORE THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or electronic instructions sent to The Depository Trust Company and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures or the confirmation of booking instructions, as the case may be, on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Issuer will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to HSBC Bank USA, National Association, the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                         Very truly yours,
                                         PAHC HOLDINGS CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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